Exhibit 5.1

February 26, 2016

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, PA 15222-2401

Ladies and Gentlemen:

This opinion is issued in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of The PNC Financial Services Group, Inc. (the “Corporation”) to be filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) unsecured debt securities of the Corporation (“Debt Securities”); (ii) shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”); (iii) shares of the Corporation’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iv) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer fractional interests in shares of Preferred Stock; (v) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or securities of a third party (“Purchase Contracts”); (vi) units comprising a combination of any other securities registered under the Registration Statement (“Units”); and (vii) warrants of the Corporation to purchase Debt Securities, Common Stock, Preferred Stock and Depositary Shares (the “Warrants”) with an unspecified proposed maximum offering price (as permitted under the Securities Act) for such Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units, and Warrants (collectively “Securities”), plus an indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of the Preferred Stock, Debt Securities, Warrants or Purchase Contracts registered thereunder. The Prospectus contained in the Registration Statement is referred to as the “Base Prospectus.” The term “Prospectus” refers to the Base Prospectus and the applicable term sheet, free writing prospectus, prospectus supplement and/or Securities Exchange Act reports referenced in a prospectus supplement with respect to a particular offering of such Securities.

The Debt Securities will be issued, in the case of senior indebtedness, under the Indenture dated as of September 6, 2012, filed as Exhibit 4.19 of the Registration Statement on Form S-3 filed on January 15, 2010, as amended by Post-Effective Amendment No. 1 filed on September 6, 2012 (Registration No. 333-164364) (the “Senior Indenture”) and, in the case of subordinated indebtedness, the Indenture dated as of December 19, 2012, filed as Exhibit 4.25 of the Registration Statement on Form S-3 filed December 19, 2012 (Registration No. 333-185555), as supplemented by a First Supplemental Indenture dated as of April 28, 2014, filed as Exhibit 4.2 of the Form 8-K filed April 28, 2014 (as supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). Each series of Preferred Stock is to be issued under the Amended and Restated Articles of Incorporation of the Corporation and a statement with respect to shares (a “Statement with Respect to Shares”) to be approved by the Board of Directors of the Corporation or a committee thereof and filed with the Department of State of the Commonwealth of Pennsylvania. The Depositary Shares are to be issued under deposit agreements (the “Deposit Agreements”), to be entered into by the Corporation, a depositary to be named by the Corporation and the holders from time to time of depositary receipts evidencing Depositary Shares. The Warrants are to be issued under warrant agreements (the “Warrant Agreements”), to be entered into by the Corporation and warrant agents to be named by the Corporation. The Purchase Contracts are to be issued under purchase contract agreements (the “Purchase Contract Agreements”) to be entered into by the Corporation and the Units are to be issued under unit agreements, indentures or other agreements to be entered into by the Corporation and a unit agent or agents to be named by the Corporation (the “Unit Agreements”). The Common Stock is to be issued under the Amended and Restated Articles of Incorporation of the Corporation. The Indentures, the Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are sometimes referred to herein collectively as the “Agreements.”

As Senior Counsel and Corporate Secretary of the Corporation, I have examined (1) the Amended and Restated Articles of Incorporation and By-Laws, each as amended to date, of the Corporation; (2) the Indentures, (3) the Registration Statement, including the Base Prospectus and the Exhibits being filed with it and as of this date incorporated therein by reference, and (4) the resolutions adopted by the Corporation’s Board of Directors at a meeting duly held on February 11, 2016. I have also examined such records, certificates and other documents relating to the Corporation that I have considered necessary or appropriate for the purposes of this opinion.

In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to the originals of all documents submitted to me as certified, telecopied, or reproduced copies and the authenticity of all originals of such documents.

Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

1.	with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

2.	with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Pennsylvania Department of State of a Statement with Respect to Shares relating to such series of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable upon exercise or conversion of another Security, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.

3.

with respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depositary Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Pennsylvania Department of State of a Statement

with Respect to Shares in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock and the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and non-assessable and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4.	with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, and (b) the due execution, issuance and delivery of such Warrants, such Warrants will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation, in accordance with their terms.

5.	with respect to any Purchase Contracts and Units, upon (a) the completion of all required Corporate Proceedings and (b) the due execution, issuance and delivery of the Purchase Contracts and Units, and any related pledge agreement, the Purchase Contracts and Units will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

6.	with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable upon exercise or conversion of another Security, the issuance and delivery of such Common Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully-paid and non-assessable.

The opinions in paragraphs 1, 3, 4 and 5 as to the legality, validity, binding effect and enforceability of provisions of such instruments and agreements are subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States.

The foregoing opinions assume that (a) with respect to any Common Stock held as treasury shares that may be sold, such shares has been validly issued before they were reacquired by the Corporation and became treasury shares, (b) the Corporation will remain duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (c) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Corporation; (d) the execution of any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Statement with Respect to Shares and Securities will be by an officer or officers of the Corporation, authorized by the Corporate Proceedings; (e) the Indentures have been, and any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement shall have been, duly authorized, executed, and delivered by all parties thereto other than the Corporation and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Corporation and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (f) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (g) the Indentures shall have been qualified under the Trust Indenture Act of

1939, as amended; and (h) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Articles of Incorporation or By-laws of the Corporation affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements, none of the particular terms of such Securities or Agreements will violate any applicable law or the Articles of Incorporation or By-laws of the Corporation and neither the issuance and sale of such Securities nor the compliance by the Corporation with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.

I am admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to express any opinion on any laws other than laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today’s date and is limited to statutes, regulations and judicial interpretations in force as of today’s date.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Christi Davis

Christi Davis

Senior Counsel and Corporate Secretary